UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               Form 8-K

                            Current Report
    Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)   July 14, 2008
                     --------------------------

                    Dynasil Corporation of America
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   (Exact name of registrant as specified in its charter)

     Delaware                                   22-1734088
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(State or other                                 (IRS Employer
jurisdiction of incorporation)                 Identification No.)


            385 Cooper Road, West Berlin, New Jersey, 08091
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               (Address of principal executive offices)


                            (856)-767-4600
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   (Registrant's telephone number, including area code)

                            Not Applicable
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 (Former name or former address, if changed since last report)

ITEM 5.02 Departure of Directors or Certain Officers;
Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Effective July 2008, Dynasil Corporation of America (the
"registrant", "Dynasil" or "we") increased Directors' compensation to $36,000 per year for each Director, with at least 50% of that amount to be paid in the form of stock options. In addition, in view of their additional responsibilities and obligations, the Chairman will receive an additional payment of $9,000 per year and the Audit
Committee Chairman/ Financial Expert will receive an additional payment of $5,000 per year. This change was initiated to provide competitive Directors' compensation with the expected tripling of Dynasil's revenues from the July 1, 2008 completion of the acquisition of RMD
Instruments, Inc and Radiation Monitoring Devices, Inc.
(collectively, "RMD").

Background:

During multiple board meetings, Dynasil's Directors reviewed directors' compensation data from the National Association of Corporate Directors ("NACD") and Silicon Valley companies and engaged in extensive discussions regarding future Directors' compensation. A 2007 internal survey of comparable public companies indicated that Dynasil's 2007 directors' compensation package was in the middle of the range for total compensation for public companies with $5 to $15 million of revenues. However, the acquisition of RMD significantly changed Dynasil's size. Dynasil strives to provide Director's compensation which is competitive with similar public companies in order to be able to maintain a strong and highly competent Board of Directors.

This NACD and Silicon Valley data provided some best practices and data for public companies which are considerably larger than Dynasil since the smallest category was for companies with revenues of $50 to $200 million. One of the best practices recommended by the NACD document is to pay at least half of directors' compensation in stock or stock options. Dynasil revised its Directors' compensation package to follow this practice. Dynasil believes that when directors receive a significant portion of their compensation in stock or stock options, it aligns their interests more closely with those of Dynasil's other stockholders.

In order to obtain additional data for smaller public companies, a summary of Directors' compensation from SEC filings for twelve small public companies in related industries with market capitalizations between $30 and $150 million was completed. The rough median of this data indicated that total directors' compensation was $30,000 to $50,000 per year. We also found that the compensation paid to directors typically varied within each company, apparently in recognition of the different roles played by individual directors. For example, Audit Committee chairmen frequently received additional compensation for performing that role. To be consistent with Dynasil's overall compensation policy, we elected to target directors' compensation towards the lower end of the comparable companies' median. However, since the Dynasil board is small and we generally schedule meetings and expect 100% attendance, we decided that it would be more desirable to provide an annual standard payment rather than the more common annual payment plus additional meeting fees.

Revised Outside Dynasil Director's Compensation Effective
July 2008

       Effective July 2008, Dynasil modified its Directors' compensation to pay Directors $36,000 per year for serving as basic Board members equally split between a monthly retainer and annual stock options. The monthly retainer totaling $18,000 per year will be paid in any combination of monthly cash payments, quarterly stock payments at the quarter's ending market price and/or annual stock options as per the stock option details outline below. The allocation of payments between the three options will be left to the choice of each director. Stock options from the monthly retainer are limited to a maximum of 100,000 shares per Director per year.

  - The payment of annual stock options will have a Black-Shoales value of $18,000 per year. Stock options for the upcoming year will be issued within one week following the election of Directors at the Annual Shareholders meeting and be exercisable after twelve months. The general terms will include a three year exercise period from the initial issue date, with an exercise price at a 33% premium to the market price at the time of issue. The number of shares will be calculated based on Black-Shoales to equal the annual $18,000 stock option payment, plus the portion, if any, of the Director's annual cash payment that individual Directors elect to receive in options. In the event that a Director does not serve a full term, the number of options or shares subject to option exercise will be prorated based on the percentage of the term that is actually completed.

  - The Board Chairman will receive a retainer of $9,000 per year in addition to the $18,000 retainer outlined above.
  - The Audit Committee Chairman/ Financial Expert will receive an additional retainer of $5,000 per year in addition to the $18,000 retainer outlined above.
  - When a new person joins the Board, initial stock options for 80,000 shares at a 33% premium to the then current market price will be issued at that time, with a three year exercise period. Those options will vest on the following January 31 (which is typically just prior to the next Annual Meeting of Stockholders), contingent upon the new Director serving a full term until the next Annual Meeting of Stockholders.
  - We expect directors to make a significant time commitment in return for this compensation package.
     However, when a director provides services, expertise or value that exceeds these expectations, the director may receive additional compensation in the form of a consulting fee at the discretion of the board of directors. Dynasil believes that the total cost to Dynasil for utilizing Directors as consultants or in other capacities should be significantly less than the cost of using outside consultants or other providers. Such additional services will require advance approval of the Board.
  -  The increased compensation will be effective for July
     2008 since the RMD acquisition was closed on July 1, 2008. Director stock options were issued on July 14, 2008 for a prorated amount from July 2008 through February 2009, which is when the next Annual Meeting of Stockholder is scheduled to occur, at which time the terms of all current directors will end.


ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS.

( c ) Exhibits

None




                              SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            DYNASIL CORPORATION OF AMERICA

Date:     July 15, 2008     By:  /s/ Craig Dunham
                            -------------------------------
                            Craig Dunham
                            President and Chief Executive Officer